UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Galiot Capital Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	26-2115040 (I.R.S. Employer Identification No.)

200 Park Ave, 46th Floor, New York, NY (Address of principal executive offices)	10166 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:

Shares of common stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-149673.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock, par value $0.01 per share (the “Common Stock”) of Galiot Capital Corporation (the “Registrant”) is incorporated by reference herein from the section entitled “Description of Capital Stock” contained in the Registrant’s registration statement on Form S-11 originally filed with the Securities and Exchange Commission on March 12, 2008 (Registration No. 333-149673) (as amended, the “Registration Statement”), including any form of prospectus contained therein filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Registrant’s Common Stock under the caption “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” in the Registration Statement.

ITEM 2.	EXHIBITS.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GALIOT CAPITAL CORPORATION

Date: June 26, 2008	By:	/s/ Robin Meister
	Name:	Robin Meister
	Title:	Chief Legal Office and Secretary